QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statements No. 333-62780 and No. 333-63186 of Willis Group Holdings Limited on Form S-8 of our report dated February 5, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statements of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets") appearing in this Annual Report on Form 10-K of Willis Group Holding Limited for the year ended December 31, 2002.

Deloitte & Touche

London, England
March 26, 2003

QuickLinks

  Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT